EXHIBIT 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE
January 11, 2008
CROSSTEX TO PRESENT JANUARY 17 AT
IPAA OGIS MASTER LIMITED PARTNERSHIP CONFERENCE
DALLAS, January 11, 2008 — Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation) announced today that William W. Davis, Executive Vice President and Chief Financial Officer, will present at the IPAA OGIS Master Limited Partnership Conference in Houston at 2:00 p.m. Central time on Thursday, January 17.
Interested parties can listen to a live audio web cast of Crosstex’s presentation and download the related presentation material by visiting the company’s web site at www.crosstexenergy.com. Click on the Investors page and then Overview for both Crosstex Energy, L.P. and Crosstex Energy, Inc. A replay of the presentation will be archived on the web site shortly after the presentation is concluded and will be available for 30 days.
About the Crosstex Energy Companies
Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates over 5,000 miles of pipeline, 13 processing plants, four fractionators, and approximately 200 natural gas amine-treating plants and dew point control plants. Crosstex currently provides services for over 3.5 Bcf/day of natural gas, or approximately 7.0 percent of marketed U.S. daily production.
Crosstex Energy, Inc. owns the two percent general partner interest, a 36 percent limited partner interest, and the incentive distribution rights of Crosstex Energy, L.P.
Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

Investor Contact:	Crystal C. Bell, Investor Relations Specialist
Phone: 214-721-9407
Chris.Bell@CrosstexEnergy.com

Media Contact:	Jill McMillan, Manager of Public & Industry Affairs
Phone: 214-721-9271
Jill.McMillan@CrosstexEnergy.com